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                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


Date of Report (Date of Earliest event reported)      FEBRUARY 24, 1998
                                                 -----------------------------


                               THE TODD-AO CORPORATION
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               (Exact name of registrant as specified in its charter)


            DELAWARE                   0-1461                   13-1679856
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(State or other jurisdiction        (Commission                 (IRS Employer
        of incorporation)            File Number)            Identification No.)


                 900 North Seward Street, Hollywood, California 90038
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                 (Address of principal executive offices)     (Zip Code)


          Registrant's telephone number, including area code (213) 962-4000
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                                    Not Applicable
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            (Former name or former address, if changed from last report)


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                               THE TODD-AO CORPORATION


                                       FORM 8-K


                                  FEBRUARY 24, 1998


                               -------------------------

                                  TABLE OF CONTENTS


Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.                Page 2

          a.  Response to Regulation S-K, Item 304(a)(1)                Page 2

          b.  Response to Regulation S-K, Item 304(a)(2)                Page 3

          c.  Response to Regulation S-K, Item 304(a)(3)                Page 4

              Item 4(c) has been omitted due to the
              impracticality of filing the required
              response letter from the former accountant at the time of filing this report on Form 8-K.
              Item 4(c) will be filed on Form 8-K/A within 10 days after required filing date of this report.


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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     (a)  RESPONSE TO REGULATION S-K, ITEM 304(a)(1):

          (i) On February 24, 1998, the Registrant (hereinafter the "Company") engaged Arthur Andersen LLP as its independent accountant and terminated the engagement of Deloitte & Touche LLP ("Deloitte") effective the same date.

          (ii) The reports of Deloitte on the Company's financial statements as of and for the years ending August 31, 1997 and August 31, 1996 contained no adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles.

          (iii) The decisions to change independent accountants was approved by the Company's Board of Directors acting upon a report of its Audit Committee. The Board considered management's opinion and also considered the matter summarized in paragraph (iv) below.

          (iv) During the Company's two most recent fiscal years and through February 24, 1998, the Company had no reportable disagreements with Deloitte with respect to accounting principles and practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference to the subject matter of such disagreement(s) in connection with its report except as follows:

     In May 1997, at the suggestion of Deloitte (UK), the Company commenced negotiations with Chrysalis Holdings Ltd. (which in 1995 sold its London-based Chrysalis Television Facilities, Ltd. ("CTF") to the Company) regarding the purchase of additional UK capital allowances (transferable tax benefits). Deloitte (UK) advised the Company in the analysis of the tax and accounting treatment of the purchase in the UK and a purchase price was negotiated. Deloitte (UK) did not advise the Company regarding the accounting treatment of the transaction under US generally accepted accounting principles. In Summer of 1997, the Company orally informed Deloitte (US) of its proposed purchase and that it was a separate transaction from the original purchase of CTF. At that time a


                                      2

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written agreement for purchase of the UK capital allowances was not available. Deloitte (US) then advised the Company that the transaction could be accounted for through the provision for income taxes if the two transactions were separate. In October 1997, Deloitte (US) was provided with a copy of the written agreement. The written agreement states that it varies the terms of the original CTF purchase agreement. Thereafter, Deloitte (US) advised the Company that the 1997 purchase of UK capital allowances was required to be treated for accounting purposes as related to the Company's 1995 acquisition of CTF and that without a preclearance from the Securities and Exchange Commission, the Company would be required to reduce the amount of goodwill originally recorded in connection with the acquisition of CTF in 1995. Notwithstanding the fact that the Company negotiated the purchase of the capital allowances independently and separately from the 1995 purchase of CTF, the Company accepted the advice of Deloitte (US) and recorded the tax benefits as a reduction to the goodwill account. The Company consulted with the Company's tax accountants, but not with Arthur Andersen LLP, regarding this accounting matter. The Company's tax accountants did not discuss the matter with Deloitte.

     The Company has authorized Deloitte to respond fully to the inquiries of Arthur Andersen LLP regarding the foregoing matter, the subject matter of which has also been discussed with Deloitte by the Audit Committee.

          (v) During the Company's two most recent fiscal years and through February 24, 1998, Deloitte has not advised the Company of any "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

     (b)  RESPONSE TO REGULATION S-K, ITEM 304(a)(2):

          As set forth above, Arthur Andersen LLP were engaged effective February 24, 1998. During the Company's two most recent fiscal years and through February 24, 1998, neither the Company nor anyone acting on its behalf consulted Arthur Andersen LLP with respect to an issue, disagreement or "reportable event" described in Items 304(a)(2)(i) or 304(a)(2)(ii) or Regulation S-K.


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     (c)  RESPONSE TO REGULATION S-K, ITEM 304(a)(3):

          Prior to filing this report, the Company provided Deloitte with a copy of the disclosures made herein and requested Deloitte to furnish a letter addressed to the Securities and Exchange Commission stating whether or not Deloitte agrees with such disclosures.

                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    THE TODD-AO CORPORATION




                                    By:  /s/ SILAS R. CROSS
                                        -----------------------------
                                        Silas R. Cross, Vice President/Treasurer
                                        Chief Accounting Officer


February 26, 1998


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